EXHIBIT 10.28

Amendment No. 2 to Channel Agreement

This Amendment No. 2 (the “Amendment No. 2”) to the Channel Agreement between Sunrun Inc., a Delaware corporation (“Sunrun”) and SolarMax Renewable Energy Provider, Inc., a California corporation (“Contractor”) (Contractor and Sunrun are each hereinafter referred to as “Party”, and together as “Parties”) is effective as of the date the last Party signs (the “Amendment No. 2 Effective Date”).

WHEREAS, Sunrun and Contractor previously entered into that certain Channel Agreement dated January 25, 2015, as amended (the “Agreement”), in which the Parties agreed, among other things, that Contractor would market and sell Sunrun Products on the terms and conditions set forth therein; and

WHEREAS, Sunrun and Contractor mutually desire to amend the Agreement as set forth below.

NOW THEREFORE in consideration of the mutual promises and covenants set forth herein, it is agreed:

1. Contractor’s exclusivity obligations, as described in Section 2.2(b) of the Agreement, shall terminate as of the Amendment No. 2 Effective Date.

2. Capitalized terms used herein and not otherwise defined herein have the respective meanings assigned to them in the Agreement. Except as expressly amended by this Amendment No. 2 or any additional amendments made pursuant to Section 12.2 of the Agreement, the Agreement remains in full force and effect. In the event of any conflict between the terms of this Amendment No. 2 and the terms of the Agreement, the terms of this Amendment No. 2 shall prevail. Each Party warrants that it has the authority to enter into this Amendment No. 2 and perform its obligations hereunder. This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, Sunrun and Contractor hereby execute this Amendment No.2 as of the Amendment No. 2 Effective Date.

SUNRUN INC.		SOLARMAX RENEWABLE ENERGY PROVIDER, INC.

By:	/s/ Matt Schindel	By:	/s/ David Hsu
Name:	Matt Schindel	Name:	David Hsu
Title:	VP Finance	Title:	Ceo
Date:	3/22/2018	Date:	3/22/2018

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